Exhibit 99.4

Website banner published on pandiontx.com on February 25, 2021:

“Merck to Acquire Pandion Therapeutics

Acquisition Adds Pipeline of Candidates Targeting a Broad Range of Autoimmune Diseases

[hyperlink to Joint Press Release filed as Ex. 99.1]”